UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

000-56648	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

500 W. Texas Ave., Suite 890 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 684-0018
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2026, Next Bridge Hydrocarbons, Inc. (the “Company”) entered into and closed a Securities Exchange Agreement (the “Exchange Agreement”) with Panther Bridge, LLC, a Texas limited liability company (“Panther Bridge”), under which the Company purchased (a) the 18% Unsecured Promissory Note in the original principal amount of $6,000,000.00 (the “Original Promissory Note”), which was issued on August 20, 2025 and matured on August 20, 2026, and (b) 3,000,000 shares of Series A Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in exchange for total consideration consisting of a Line of Credit Agreement (the “Line of Credit Agreement”) and an accompanying Unsecured Revolving Line of Credit Promissory Note (the “New Promissory Note”). The conveyance of the Original Promissory Note and Preferred Stock to the Company under the Exchange Agreement includes the conveyance of Panther Bridge’s right to receive any and all unpaid principal and interest that is due and payable under the Original Promissory Note and its right to receive any and all unpaid dividends that have accrued and are payable under the Preferred Stock. Panther Bridge is managed by Gregory McCabe, Jr., the son of the Company’s Chairman and Chief Executive Officer, Gregory McCabe (“McCabe Sr.”). Neither of the McCabes has any economic interest in Panther Bridge.  Panther Bridge has multiple outside investors, none of whom are considered related persons to the Company.

Under the Line of Credit Agreement and New Promissory Note (the “Credit Agreements”), Panther Bridge is to provide the Company a revolving line of credit with a maximum aggregate outstanding principal balance of $20,000,000 at the fixed rate of 10% per annum, with one balloon payment of principal and interest being due and payable on the maturity date of October 14, 2031, with Panther Bridge having the right, in its sole and absolute discretion, to approve or reject requested advances for any reason or no reason. Additionally, the Credit Agreements provide for an initial principal balance of $10,000,000 deemed immediately advanced. This initial principal balance is consideration for Panther Bridge’s conveyance to the Company of the Original Promissory Note and Preferred Stock, and no new cash has yet been advanced under the Credit Agreements. The Credit Agreements further provide that in consideration of Panther Bridge’s commitment to provide the line of credit, the Company is to issue to Panther Bridge shares of common stock, par value $0.0001 per share (the “Shares”), at the rate of 1.5 Shares for every $1.00 of principal outstanding under the line of credit, with the aggregate number of Shares issued not to exceed 30,000,000 Shares, with the Company immediately issuing 15,000,000 Shares to Panther Bridge in respect of the initial principal balance.

The proceeds of the loans under the Credit Agreements are to be used for working capital and for general corporate purposes. As part of the Exchange Agreement transaction, the Company, Panther Bridge, and McCabe Sr. entered into a Subordination Agreement (the “Subordination Agreement”) under which McCabe Sr. agreed to subordinate all of the Company’s indebtedness and obligations owed to him to the indebtedness under the New Promissory Note, under the terms and conditions of the Subordination Agreement.

The description of the Exchange Agreement, Line of Credit Agreement, New Promissory Note and Subordination Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such documents which are attached to this Current Report on Form 8-K as exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information relating to the Credit Agreements contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information relating to the offer and sale of the common stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer and sale of the shares of common stock to Panther Bridge, including the shares issued and issuable to Panther Bridge, pursuant to the Credit Agreements was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The common stock was issued in reliance on the exemptions from the registration requirements of the Securities Act contained in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. The subject issuance of securities does not involve a “public offering” based upon the following factors: (i) the issuance of the securities is an isolated private transaction; (ii) a limited number of securities were issued to a single purchaser; (iii) there were no public solicitations; (iv) the purchaser has represented that it is an accredited investor (as the term is defined in Rule 501(a) of Regulation D under the Securities Act); (v) the investment intent of the purchaser; and (vi) the restriction on transferability of the securities to be issued.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	Securities Exchange Agreement

Exhibit 10.2	Line of Credit Agreement

Exhibit 10.3	Unsecured Revolving Line of Credit Promissory Note

Exhibit 10.4	Subordination Agreement

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: October 20, 2026	By:	/s/ Gregory McCabe
		Name:	Gregory McCabe
		Title:	Chairman and Chief Executive Officer

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